                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                           DURING THE PAST SIXTY DAYS
                           --------------------------



---------------------------------------------------------------------------------------
                                                       Price
                                                       ----
Settlement                   For the                    per
----------                   -------                    ---
  Date           By        Account of    Quantity      Share   Type of Trade    Broker
----------   -----------   -----------   ---------    --------  -------------   ------
---------------------------------------------------------------------------------------
  12/08/97   Partners      BVF              2,900     $19.9591   Purchase        INET
---------------------------------------------------------------------------------------
  12/12/97   Partners      BVF             (7,800)    $20.3750   Sale            INET
---------------------------------------------------------------------------------------
  12/12/97   Partners      ZPG             (7,000)    $20.3750   Sale            INET
---------------------------------------------------------------------------------------
  12/12/97   Partners      BVF             15,000     $13.5000   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/12/97   Partners      BVF, Ltd.       35,000     $13.5000   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/17/97   Partners      BVF             75,000     $14.1250   Purchase        GROW
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  12/17/97   Partners      BVF, Ltd.       50,000     $14.1250   Purchase        GROW
---------------------------------------------------------------------------------------
  12/18/97   Partners      BVF             16,000     $13.8750   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/18/97   Partners      ILL10            2,000     $13.8750   Purchase        SBSH
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  12/18/97   Partners      PAL              1,000     $13.8750   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/18/97   Partners      ZPG              1,000     $13.8750   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/18/97   Partners      BVF, Ltd.       10,000     $13.8750   Purchase        SBSH
---------------------------------------------------------------------------------------
  12/18/97   Partners      BVF              3,000     $13.8854   Purchase        INET
---------------------------------------------------------------------------------------
  12/18/97   Partners      BVF, Ltd.        3,000     $13.8854   Purchase        INET
---------------------------------------------------------------------------------------


     INET      =    Instinet
     SBSH      =    Smith Barney
     GROW      =    Pacific Growth Inc.